Exhibit 99.1
FOR IMMEDIATE RELEASE
JUNIPER CONTENT CORPORATION REPORTS SECOND QUARTER 2008 RESULTS
¡Sorpresa! Subscribers Increased 25% Year-Over-Year
NEW YORK—August 14, 2008—Juniper Content Corporation (OTCBB: JNPC; “Juniper Content”) today announced its financial results for the quarter ended June 30, 2008. Juniper Content’s net sales for the second quarter of 2008 grew 2% to $594,004 as compared to net sales of $583,755 for the second quarter of 2007. Net loss for the quarter ended June 30, 2008 was $2.59 million, or $(0.46) per share, as compared to a net loss of $1.04 million, or $(0.18) per share for the quarter ended June 30, 2007. The increased loss was due primarily to a reduction in the benefit from income taxes of $800,000, increased operating expenses of $600,000 principally related to employee compensation, and a reduction in interest and other income of $150,000.
¡Sorpresa!, the Company’s 24/7 Spanish-language children’s television network and digital community, had approximately 1.130 million subscribers as of May 31, 2008, the most recently reported data, a gain of 25% from May 2007. During the quarter, ¡Sorpresa! experienced growth both in existing cable systems as well as new launches on 7 systems, including Jacksonville, FL, Denver, CO, Chattanooga, TN, and Boston, MA, for an average monthly subscriber growth rate of 2%. Subsequent to quarter-end, ¡Sorpresa! launched on Comcast’s Hispanic tier in the Santa Maria, CA system.
“We continue to make progress in establishing ¡Sorpresa!, the nation’s fastest growing Spanish-language children’s network, as the leading brand for Hispanic kids and their families,” commented Stuart B. Rekant, Chairman and CEO of Juniper Content Corporation. “During the second quarter, we expanded our subscriber base, increased our advertising revenue, and launched our youth soccer programming initiative in partnership with Major League Soccer. We also expanded our on-line efforts, and earlier this week we announced the launch of Club Time Machine in partnership with vWorld, enabling us to be one of the first to offer an online virtual world for Hispanic kids and providing us with a new potential source of revenue.”
Second quarter 2008 Television Network sales increased 20% from the second quarter of 2007, equaling $352,108, or 59% of total revenue. Advertising revenue increased from the second quarter of 2007 and ¡Sorpresa! subscriber revenue increased 13% from the second quarter of 2007 as a result of the growth of our subscriber base. Second quarter 2008 Network Operations revenue decreased approximately 18% from the second quarter of 2007 as the number and scope of projects and services were lower than last year’s level. Second quarter 2008 Production Services revenue, while only a minimal contributor to revenue, increased from last year’s level due to successful efforts to enhance this facility’s visibility and competitive position.
“¡Sorpresa! is a unique vehicle for advertisers to access the dynamic Hispanic youth market, with 1 in 4 of the more than 45 million US Hispanics under 14 years of age,” said Mr. Rekant. “As our cable affiliates continue to focus their efforts on this demographic, we anticipate reaching the 1.5 million subscriber milestone later this year, expanding our audience and further enhancing ¡Sorpresa!‘s competitive position.”
Mid-Year Conference Call
Juniper Content management will conduct a conference call to discuss second quarter 2008 results today, Thursday, August 14, 2008 at 09:00 AM Eastern time. Please be sure to dial into the call 10 to 15 minutes before start time. The dial in number for the call is 706-643-9669, conference ID: 54506900. A replay of this conference call will be available from 12:00 PM on Thursday, August 14, 2008 until 11:59 PM Eastern time on August 21, 2008. The dial in number for the replay is 706-645-9291; the conference ID is the same as above. A replay audio file will also be made available on the company’s website at www.junipercontent.com.
Non-GAAP Measures
Since Juniper Content merged with privately held Firestone Communications, Inc. (“Firestone”), Juniper Content’s historical results for the six months ended June 30, 2007 include the results of operations of Firestone for the period preceding the January 19, 2007 acquisition date. As such, the six-month 2008 reported results are not comparable with results for the six months ended June 30, 2007. To provide a basis for comparison, in addition to reported results for the six months ended June 30, 2008, Juniper Content is presenting unaudited Non-GAAP combined results for 2008 and 2007 as if the merger with Firestone had been consummated as of January 1, 2007. Non-GAAP combined information is the arithmetic combination of the historical results of Firestone and Juniper Content for the six months ended June 30, 2007.
About Juniper Content Corporation
Juniper Content is a media and entertainment company focused on branded content services in high growth markets operating across multiple distribution channels. The Company owns and operates ¡Sorpresa!, the nation’s first Hispanic children’s television network and digital community. The Company plans to build on ¡Sorpresa!‘s status in Hispanic children’s programming to secure a significant position in the expanding US Hispanic media marketplace and to acquire niche content providers to allow the Company to participate in the accelerating growth of digital media in the general media marketplace.
¡Sorpresa! is offered on Cablevision, Charter, Comcast, NCTC, Cox, Time Warner, Verizon FiOs and in Puerto Rico on Liberty Cablevision, Choice Cable TV and OneLink. ¡Sorpresa! content is also available through third party multi-platforms, including MobiTV, the provider of Spanish language video services to Alltel Wireless, AT&T and Sprint, and Brightcove, the exclusive broadband video player on SorpresaTV.com.
Juniper Content Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and future performance of Juniper Content Corporation. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Juniper Content’s business. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of Juniper Content Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that Juniper Content files from time to time with the Securities and Exchange Commission. Juniper Content is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.
Contact:
Lippert/Heilshorn & Associates
Keith Lippert/Carolyn Capaccio
(212) 838-3777
(tables follow)

Juniper Content Corporation
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,048,477	$5,251,163
Accounts receivable, net	266,689	232,621
Programming rights	219,954	153,392
Prepaid expenses and other current assets	230,880	150,348

Total current assets	3,766,000	5,787,524

Long term assets:
Programming assets, net	16,029	19,591
Property and equipment, net	2,543,591	2,715,515
Restricted cash	94,710	94,092
Intangible assets, net	8,824,537	10,160,342
Goodwill, net	157,166	157,166
Other assets	57,495	57,495
Programming rights long term	328,401	125,644

Total assets	$15,787,929	$19,117,369

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,357,614	$1,190,158
Deferred revenue	49,602	44,847
Programming obligations	378,933	177,642
Income taxes payable	—	38,803

Total current liabilities	1,786,149	1,451,450
Long term liabilities:
Long-term debt, related party, net of debt discount of $311,113 as of June 30, 2008	2,687,564	2,642,585
Programming obligations	—	37,125
Deferred rent	16,620	9,199
Deferred tax liability, net	193,054	947,343

Total liabilities	4,683,387	5,087,702
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $.0001 per share, 2,000 shares authorized, 0 shares issued
Series A Preferred stock, par value $.0001 per share, 3,000 shares authorized, 691 shares issued
Common stock, par value $.0001 per share, 35,000,000 shares authorized, 5,618,127 shares issued and outstanding	562	562
Additional paid-in-capital	22,296,828	20,174,023
Accumulated deficit	(11,192,848)	(6,144,918)

Total stockholders’ equity	11,104,542	14,029,667

Total liabilities and stockholders’ equity	$15,787,929	$19,117,369

Juniper Content Corporation Condensed
Consolidated Statements of Operations

	For the Three	For the Three
	Months Ended	Months Ended
	June 30, 2008	June 30, 2007
	(Unaudited)	(Unaudited)
Revenues	$594,004	$583,755
Expenses:
Operating cost of services	840,676	799,778
Selling, general and administrative	1,713,402	1,368,294
Advertising	199,177	122,161
Depreciation and amortization	768,422	630,173

Loss from operations	(2,927,673)	(2,336,651)

Other income (expenses):
Other income, net	—	23,828
Interest income	11,187	109,382
Interest expense	(59,973)	(36,952)

Total other income (expense)	(48,786)	96,258

Loss before benefit for income taxes	(2,976,459)	(2,240,393)

Benefit for income taxes	385,220	1,202,255

Net loss	$(2,591,239)	$(1,038,138)

Weighted average number of shares outstanding, basic and diluted	5,618,127	5,618,127

Loss per share, basic and diluted	$(0.46)	$(0.18)

Juniper Content Corporation
Condensed Consolidated Statements of Operations
Non-GAAP Basis
Unaudited
Non-Generally Accepted Accounting Principles (“Non-GAAP”) Basis
Financial Information for the six months ended June 30, 2008, compared to the Non-GAAP Basis Combined Financial information for the six months ended June 30, 2007

		Historical		Historical
	Historical	Juniper Content	(1)	Juniper Content
	Firestone	corporation For	Combined For	Corporation For
	Nineteen Days	the Period from	the Six Months	the Six Months
	Ended January	January 20, to	Ended June 30,	Ended June 30,
	19, 2007	June 30, 2007	2007	2008
Revenue	$116,692	$1,088,740	$1,205,432	$1,171,758
Expenses	224,704	5,114,964	5,339,668	6,889,827
Net loss	$(47,337)	$(2,490,110)	$(2,537,447)	$(5,047,931)

(1)	Represents on a Non-GAAP combined basis, the sum of the results of operations of Firestone for the nineteen days ended January 19, 2007 plus consolidated results of operations for the period ended June 30, 2007
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